EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gerald McIlhargey, President and Chief Executive Officer of St. Joseph, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that this Annual Report on Form 10-KSB/A of St. Joseph, Inc., for the fiscal year ended December 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in this Annual Report on Form 10-KSB/A fairly presents, in all material respects, the financial condition and results of operations of St. Joseph, Inc.

Date: April 17, 2007

By: /s/ Gerald McIlhargey
Name: Gerald McIlhargey
Title: President and Chief Executive Officer

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